Exhibit 10.8

Citibank (China) Co., Ltd.
Shanghai Branch
31/F Citigroup Tower
No. 33 Hua Yuan Shi Qiao Road
Lu Jia Zui Finance and Trade Zone
Shanghai 200120 P.R. China

(Contract No.: 744658070625)

Short-term Revolving Financing Agreement without Commitment

Jun. 25, 2007

Both Parties of the agreement are:

(1)
Citibank (China) Co., Ltd. Shanghai Branch, whose address is: 33rd F Citigroup Tower, No. 33 Hua Yuan Shi Qiao Road, Lu Jia Zui Finance and Trade Zone, Shanghai, P.R. China (hereinafter referred to as “loan bank”), and

(2)	Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd., whose address is: 1-10 A, No. 7 Street, Shenyang Economic and Technological Development Zone, China (hereinafter referred to as “customer”)

The agreement is hereby reached by both parties as follows:

1.	Both “General Terms and Conditions of the Financing Agreement” attached and contents of any ancillary document are definitely part of terms of the agreement.

2.	Ceiling of amount financed: RMB ten point two million yuan only (RMB 10,200,000)

3.	Financing currency: RMB

4.	Financing mode and limit:
·Loan: Not exceeding RMB ten point two million yuan only (RMB 10,200,000)

In any case, total outstanding financing in all various financing modes above must not exceed the ceiling of amount financed.

5.	Maximum term of various financing modes:
·Loan: Twelve months

6.	Loan interest rate/commission rate/financing interest rate:
·With regard to each loan, the loan interest rate is:
RMB: Interest rate should float downward 10% according to applicable benchmark lending rates published by the People’s Bank of China at intervals (5.265).

7.	Purpose of financing: circulating capital demands and purchase of raw materials

8.	Assurance and Assurance Provider:
   · Provide Stand-by Letter of Credit meets requirements of the loan bank as assurance

9.	Penalty rates of interest:
Under the stipulation of Article 12 of “General Terms and Conditions of the Financing Agreement”, the penalty rates of interest shall be:

RMB: penalty rates of interest shall be the lowest penalty rates of interest that allow to be charged on overdue loans (including the principal and interests) according to applicable relevant stipulations of the People’s Bank of China.

USD: penalty rates of interest shall be based on the interest rate determined by the loan bank on its own.

In view of this, the agreement was signed by duly authorized representatives of both Parties of the agreement on the date written in its beginning and shall take effect on the date of signing by duly authorized representatives of both Parties.

Rebecca Wu (Signature) Director On behalf of the loan bank	Lin Wenbin (Seal) On behalf of the customer Seal of the customer: Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd. Witnessed/Verified By: CH01, SUNG-CHUL Print Name Signature